Exhibit 10.4

NOTICE OF STOCK OPTION GRANT

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(Grantee name and address)

You have been granted an option to purchase shares of the Common Stock of VIP PLAY, INC., a Nevada corporation (the “Company”) as follows, subject to the terms of (i) the VIP PLAY, INC. 2023 Stock Plan, as amended and restated effective October 3, 2025 (the “Plan”), attached hereto as Exhibit A; and (ii) the Stock Option Award Agreement, attached hereto as Exhibit B.

Date of Grant:
Vesting Commencement Date:
Exercise Price per Share (Not less than FMV at grant or, for greater than 10% stockholder, not less than 110% of FMV at grant):
Total Number of Shares Subject to Option:
Total Exercise Price:

Type of Option:

Nonstatutory Stock Option (NSO) OR Incentive Stock Option (ISO) (Note: If the Option fails to qualify as an incentive stock option pursuant to Section 422 of the Code for any reason (including, but not limited to, failure of shareholders to timely approve the Plan), then this Option will not be treated as an incentive stock option within the meaning of Section 422 of the Code.)

Term/Expiration Date:	10 years (5 years if grantee owns more than 10% of all voting stock), in accordance with Section 7 of the Plan

Vesting Schedule:	Subject to the Plan and the Stock Option Award Agreement, this Option may be exercised, in whole or in part, in accordance with the following schedule, as further described in Exhibit C:

The Options will vest in accordance with Section 10 of the Plan, pursuant to which, one quarter (1/4) of the total number of shares subject to the Option shall vest on the first anniversary of the Vesting Commencement Date, and 1/48th of the total number of shares subject to the Option shall vest on the last day of each month thereafter for the following thirty-six (36) months; provided all vesting is subject to Grantee having provided Continuous Service to the Company or a Related Corporation through each such vesting date.

Exercise Period:

To the extent vested, the Option may be exercised for the period provided under Section 4 of the Stock Option Award Agreement (but in no event later than the Expiration Date); provided that upon a termination for Cause vested and unvested Options will be immediately terminated and forfeited.

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By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and the Stock Option Award Agreement, all of which are attached and made a part of this document.

COMPANY:

VIP PLAY, INC.

By:
Les Ottolenghi, Chief Executive Officer

Address:	8400 W. Sunset Road
Suite 300
Las Vegas, Nevada 89113

GRANTEE:

Signature